ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the office of	Document Number
	20130242652-97
Ross Miller	Filing Date and Time
Secretary of State	04/11/2013 10:25 AM
State of Nevada	Entity Number: C21959-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Cactus Ventures, Inc.
Name of merging entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

ACTINIUM PHARMACEUTICALS, INC.
Name of surviving entity

Delaware — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn: Sergio Traversa

c/o: Actinium Pharmaceuticals, inc.
501 Fifth Avenue, 3rd Floor
New York, NY 10017

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Cactus Ventures, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Actinium Pharmaceuticals, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

N/A

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Cactus Ventures, inc.
Name of merging entity

X [signature] | Chief Executive Officer | 3/25/13
Signature | **Title** | **Date**

Name of merging entity

X | |
Signature | **Title** | **Date**

Name of merging entity

X | |
Signature | **Title** | **Date**

Name of merging entity

X | |
Signature | **Title** | **Date**

Actinium Pharmaceuticals, Inc.
Name of surviving entity

X [signature] | Chief Executive Officer | 3/25/13
Signature | **Title** | **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

BETWEEN

CACTUS VENTURES, INC.
A NEVADA CORPORATION

AND

ACTINIUM PHARMACEUTICALS, INC.
A DELAWARE CORPORATION

This AGREEMENT AND PLAN OF MERGER (the "**Agreement**"), dated as of the 25th day of March is made by and between Cactus Ventures, Inc., a Nevada corporation ("**Cactus**") and Actinium Pharmaceuticals, Inc., a Delaware corporation ("**Actinium**" also known as the "**Surviving Entity**").

WITNESSETH

WHEREAS, the Board of Directors and stockholders of Cactus have deemed it advisable and in the best interests of the stockholders to change the domicile of Cactus from the State of Nevada to the State of Delaware and have incorporated Actinium as a wholly owned subsidiary corporation in the State of Delaware for the purpose of merging Cactus into Actinium; and

WHEREAS, the Board of Directors of Actinium deems it advisable and in the best interests of Actinium and its stockholders that Cactus be merged with and into Actinium as permitted by Section 252 of the General Corporation Law of Delaware (the "**Delaware Laws**") and the applicable laws of Nevada under and pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, the Board of Directors of Cactus deems it advisable and in the best interests of Cactus and its stockholders that Cactus be merged with and into Actinium as permitted by the Nevada Revised Statutes, 92A (the "**Nevada Laws**") and the Delaware Laws under and pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, immediately prior to the Effective Time (as hereinafter defined), Cactus shall have an authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $0.01 per share (the "**Cactus Common Stock**"), and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "**Cactus Preferred Stock**"); and

WHEREAS, immediately prior to the Effective Time (as hereinafter defined), Actinium shall have an authorized capitalization consisting of 100,000,000 shares of Common Stock, $0.001 par value per share (the "**Actinium Common Stock**"), and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "**Actinium Preferred Stock**"); and

WHEREAS, the stockholders and directors of Cactus and the stockholders and directors of Actinium have duly approved this Agreement by written consent.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained and in accordance with the applicable provisions of the Delaware Laws and the Nevada Laws, the parties hereto have agreed and covenanted, and do hereby agree and covenant as follows:

1. Terms and Conditions of Merger. At the Effective time (as hereinafter defined), Cactus shall be merged with and into Actinium pursuant to the provisions of the Delaware Laws (the "**Merger**"), and Actinium shall be the Surviving Entity.

The date and hour on which the Merger occurs and becomes effective is hereinafter referred to as the "**Effective Time**". The Merger shall be effective upon the filing of the Certificate of Merger of Actinium with the Secretary of State of Delaware pursuant to Section 252 of Delaware Laws and the simultaneous filing of the Articles of Merger of the Surviving Entity with the Secretary of State of the State of Nevada pursuant to Section 92A.200 of Nevada Laws which shall take place as at some time following the approval of this Agreement by the stockholders and directors of Actinium and the stockholders and directors of Cactus and compliance with Section 14(c) of the Securities Exchange Act of 1934, as amended.

2. Name, Charter, Bylaws, Directors and Officers. From and after the Effective Time:

2.1 The name of the Surviving Entity shall be: Actinium Pharmaceuticals, Inc.

2.2 The current Certificate of Incorporation of Actinium shall be the Certificate of Incorporation of the Surviving Entity.

2.3 The current Bylaws of Actinium shall be the Bylaws of the Surviving Entity.

2.4 The directors and officers of Actinium at the Effective Time shall be unchanged and remain the directors and officers from and after the Effective Time until the expiration of their current terms and until their successors are elected and qualify, or prior resignation, removal or death, subject to the Certificate of Incorporation and Bylaws of the Surviving Entity.

3. Succession. On the Effective Date, Actinium shall succeed Cactus in the manner and as more fully set forth in the Delaware Laws and specifically as follows:

(a) The separate corporate existence of Cactus shall cease, and the Surviving Entity shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to al the restrictions, liabilities and duties of Cactus;

(b) All and singular rights, privileges, powers and franchises of Cactus and all property, real, personal and mixed, and all debts due to Cactus on whatever account, as well as for share and note subscriptions and all other things in action or belonging to Cactus shall be vested in the Surviving Entity;

(c) All property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of Cactus, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware or the State of Nevada, or of any of the other states of the United States, in Cactus shall not revert or be in any way impaired by

reason of the Merger; but all rights of creditors and all liens upon any property of Cactus shall be preserved unimpaired;

(d) All debts, liabilities and duties of Cactus shall thenceforth attach to the Surviving Entity and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it;

(e) All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Cactus, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Entity and shall be as effective and binding thereon as the same were with respect to Cactus; and

(f) At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which Cactus is then a party shall be assumed by, and continue to be the plan of, the Surviving Entity. To the extent any employee benefit plan, incentive compensation plan or other similar plan of Cactus provides for the issuance or purchase of, or otherwise relates to, Cactus stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Surviving Entity stock.

4. Further Assurances. From time to time, when and as required by Actinium or its successors and assign, there shall be executed and delivered on behalf of Cactus such deeds and other instruments, and there shall be taken or caused to be taken by or on behalf of Cactus such further and other action, as shall be appropriate or necessary to vest, perfect or confirm, of record or otherwise in Actinium, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Cactus, and otherwise to carry out the purposes of this Agreement, and the officers and the directors of Actinium are fully authorized by and on behalf of Cactus to take any and all such action to execute and deliver any and all such deeds and other instruments.

5. Stock and Stock Certificates. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof;

(a) Each share of Cactus Common Stock and Cactus Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted share for share, into fully-paid and non-assessable shares of the Surviving Entity as of the Effective Time.

(b) As of the Effective Time, all of the outstanding shares of Actinium Common Stock which shares are held by Cactus shall be redeemed by the Surviving Entity for the sum of one dollar ($1.00) and such redeemed shares shall be cancelled and returned to the status of authorized and unissued shares of the Surviving Entity. None of such redeemed shares shall be retained by the Surviving Entity as treasury shares.

(c) Each share of Cactus Common Stock, if any, held in treasury immediately prior to the Effective Time shall be cancelled and no shares of other securities of the Surviving Entity shall be issued in respect thereof.

(d) All of the options and warrants to acquire, or instruments convertible into, shares of Cactus Common Stock or shares of Cactus Preferred Stock held by any person shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, share for share, into options and warrants, or convertible instruments, respectively, of the Surviving Entity.

(e) From and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Cactus Common Stock or Cactus Preferred Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Actinium Common Stock or Actinium Preferred Stock into which such shares have been converted as herein provided. The registered owner on the books and records of Cactus of any such outstanding stock certificates shall, until such certificates shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity, have and be able to exercise any voting and other rights with respect to and receive any dividend or other distributions upon the Actinium Common Stock or Actinium Preferred Stock evidenced by such outstanding certificates as provided.

6. Amendment and Termination. Subject to applicable law, this Agreement may be amended by written agreement of the parties hereto at any time prior to the Effective Time. Subject to applicable law, this Agreement may be terminated by the Board of Directors of Actinium or the Board of Directors of the Cactus at any time prior to the Effective Time.

7. Miscellaneous. For the convenience of the parties and to facilitate any filing and recording of this Agreement, any number of counterparts hereof may be executed each of which shall be deemed to be an original of this Agreement but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement to be executed by the Chief Executive Officer as of the day and year first above written.

SURVIVING COMPANY: **Actinium Pharmaceuticals, Inc.**

By: ______________________________
Sergio Traversa, Chief Executive Officer

Cactus: **Cactus Ventures, Inc.**

By: ______________________________
Sergio Traversa, Chief Executive Officer